EXHIBIT 9.1

VOTING AGREEMENT

THIS VOTING AGREEMENT (this “Agreement”) is made and entered into as of January __, 2006, by and between InterMetro Communications, Inc., a California corporation (the “Company”), Charles Rice (the “Majority Shareholder”), and the persons and entities listed on Exhibit A hereto, as such exhibit may be amended from time to time (the “Lenders”), with respect to the following facts:

WITNESSETH

WHEREAS, each Lender listed on Exhibit A hereto has agreed, severally and not jointly, to make a loan at the Fifth Closing or the Sixth Closing, as the case may be, to the Company pursuant to the terms of the that certain Amended and Restated Loan and Security Agreement, dated January __, 2006(the “Agreement”);

WHEREAS, a condition to the obligations under the Agreement is that the Company, the Majority Shareholder, and the Lenders enter into this Agreement;

WHEREAS, each Lender has the right to acquire shares of the Company’s common stock pursuant to the terms of various securities issued or issuable pursuant to the Agreement and the exhibits thereto; and

WHEREAS, the Company, the Majority Shareholder, and the Lenders desire to facilitate the voting arrangement set forth in this Agreement.

NOW, THEREFORE, in consideration of the promises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1. Voting. At any annual or special shareholders meeting, and whenever the holders of the Company’s common stock (“Common Stock”) act by written consent with respect to election of directors, the Lenders hereby authorize the Majority Shareholder to vote all of their shares of Common Stock (whether new or hereafter acquired or whether acquired through the conversion of their Series A Preferred Stock, Series A-1 Preferred Stock, or the exercise of warrants) only with respect to the election of directors. Accordingly, the vote of the Majority Shareholder will be deemed to be the vote of all the Lenders with respect to their shares of Common Stock for the purpose of all shareholder votes for the election of directors.

2. Termination. This Agreement will continue in full force and effect from the date hereof through the earliest of the following dates, on which date it will terminate in its entirety:

(a) the date on which the Company’s Common Stock becomes Publicly Traded (as defined in the Agreement);

(b) the date of the closing of (i) the sale, lease or other disposition of all or substantially all of the assets of the Company or (ii) any consolidation or merger of the Company with or into any other corporation or other entity or person, or any other corporate reorganization, in which the shareholders of the Company immediately prior to such consolidation, merger or reorganization, own less than fifty percent (50%) of the voting power of the surviving entity immediately after such consolidation, merger or reorganization, or any transaction or series of related transactions to which the Company is a party in which in excess of fifty percent (50%) of the Company’s voting power is transferred, excluding any consolidation or merger effected exclusively to change the domicile of the Company; or

(c) a date four (4) years from the date first above written.

3. Miscellaneous.

3.1 Specific Performance. The parties hereto hereby declare that it is impossible to measure in money the damages which will accrue to a party hereto or to their heirs, personal representatives, or assigns by reason of a failure to perform any of the obligations under this Agreement and agree that the terms of this Agreement will be specifically enforceable. If any party hereto or his heirs, personal representatives, or assigns institutes any action or proceeding to specifically enforce the provisions hereof, any person against whom such action or proceeding is brought hereby waives the claim or defense therein that such party or such personal representative has an adequate remedy at law, and such person will not offer in any such action or proceeding the claim or defense that such remedy at law exists.

3.2 Governing Law. This Agreement, and the rights of the parties hereto, will be governed by and construed in accordance with the laws of the State of California as such laws apply to agreements among California residents made and to be performed entirely within the State of California.

3.3 Amendment or Waiver. This Agreement may be amended (or provisions of this Agreement waived) only by an instrument in writing signed by the party against whom enforcement is sought. Any amendment or waiver so effected will be binding upon such party and any assignee of any such party.

3.4 Severability. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability will not affect any other provisions of this Agreement, and this Agreement will be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

3.5 Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors, assigns, administrators, executors and other legal representatives.

3.6 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same agreement.

3.7 Waiver. Except as set forth in Section 3.3, no waivers of any breach of this Agreement extended by any party hereto to any other party will be construed as a waiver of any rights or remedies of any other party hereto or with respect to any subsequent breach.

3.8 Notices. All notices required or permitted hereunder will be in writing and will be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications must be sent to the party to be notified at the address as indicated below the party’s signature to this Agreement, which address may be changed by any party by giving written notice thereof to all other parties.

3.9 Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party will be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein.

IN WITNESS WHEREOF, the parties hereto have executed this VOTING AGREEMENT as of the date first above written.

COMPANY:	INTERMETRO COMMUNICATIONS, INC.

By:
Charles Rice, President

MAJORITY SHAREHOLDER:
Charles Rice

LENDER:

Signature

Print Name

Title if Applicable
Address:

EXHIBIT A

FIFTH CLOSING AND SIXTH CLOSING LENDERS

Name of Lender	Address

VOTING AGREEMENT

THIS VOTING AGREEMENT (this “Agreement”) is made and entered into as of             , 2006, by and between InterMetro Communications, Inc., a California corporation (the “Company”), Charles Rice, an individual (the “Majority Shareholder”), and the persons and entities listed on Exhibit A hereto, as such exhibit may be amended from time to time (the “Investors,”), with respect to the following facts:

WITNESSETH

WHEREAS, the Investors listed on Exhibit A hereto have agreed to purchase the number of Units, each unit consisting of two shares of Series B Preferred Stock (the “Series B Preferred Stock”) and one common stock purchase warrant (the “Warrant”), in the Company indicated in Exhibit A, pursuant to the terms of the Confidential Private Placement Memorandum, dated December 5, 2005, its exhibits, and the Supplement thereto, dated January 30, 2006 (collectively, the “Memorandum”);

WHEREAS, a condition to the obligations under the Memorandum is that the Company, the Majority Shareholder, and the Investors enter into this Agreement; and

WHEREAS, the Company, the Majority Shareholder, and the Investors desire to facilitate the voting arrangement set forth in this Agreement.

NOW, THEREFORE, in consideration of the promises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1. Voting.

(a) Series B Preferred Stock. At any annual or special shareholders meeting, and whenever the shareholders of the Company act by written consent with respect to any matter, the Investors hereby authorize the holders of a majority of the outstanding Series B Preferred Stock to vote all Series B Preferred Stockholders’ shares (whether new or hereafter acquired). Accordingly, the vote of the holders of a majority of the outstanding Series B Preferred Stock will be deemed to be the vote of all holders of Series B Preferred Stock for the purpose of all shareholder votes.

(b) Common Stock. At any annual or special shareholders meeting, and whenever the shareholders of the Company act by written consent with respect to any matter, the Investors hereby authorize the Majority Shareholder to vote all of their shares of Common Stock (whether new or hereafter acquired or whether acquired through the conversion of their Series B Preferred Stock or the exercise of their Warrants). Accordingly, the vote of the Majority Shareholder will be deemed to be the vote of all the Investors with respect to their shares of Common Stock for the purpose of all shareholder votes.

2. Termination. This Agreement will continue in full force and effect from the date hereof through the earliest of the following dates, on which date it will terminate in its entirety:

(a) the date of the closing of a firmly underwritten public offering of the Common Stock pursuant to a registration statement filed with the Securities and Exchange Commission, and declared effective under the Securities Act of 1933, as amended;

(b) the date of the closing of (i) the sale, lease or other disposition of all or substantially all of the assets of the Company or (ii) any consolidation or merger of the Company with or into any other corporation or other entity or person, or any other corporate reorganization, in which the shareholders of the Company immediately prior to such consolidation, merger or reorganization, own less than fifty percent (50%) of the Company’s voting power immediately after such consolidation, merger or reorganization, or any transaction or series of related transactions to which the Company is a party in which in excess of fifty percent (50%) of the Company’s voting power is transferred, excluding any consolidation or merger effected exclusively to change the domicile of the Company; or

(c) a date ten (10) years from the date first above written.

3. Miscellaneous.

3.1 Specific Performance. The parties hereto hereby declare that it is impossible to measure in money the damages which will accrue to a party hereto or to their heirs, personal representatives, or assigns by reason of a failure to perform any of the obligations under this Agreement and agree that the terms of this Agreement will be specifically enforceable. If any party hereto or his heirs, personal representatives, or assigns institutes any action or proceeding to specifically enforce the provisions hereof, any person against whom such action or proceeding is brought hereby waives the claim or defense therein that such party or such personal representative has an adequate remedy at law, and such person will not offer in any such action or proceeding the claim or defense that such remedy at law exists.

3.2 Governing Law. This Agreement, and the rights of the parties hereto, will be governed by and construed in accordance with the laws of the State of California as such laws apply to agreements among California residents made and to be performed entirely within the State of California.

3.3 Amendment or Waiver. This Agreement may be amended (or provisions of this Agreement waived) only by an instrument in writing signed by the parties. Any amendment or waiver so effected will be binding upon each of the parties hereto and any assignee of any such party.

3.4 Severability. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability will not affect any other provisions of this Agreement, and this Agreement will be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

3.5 Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors, assigns, administrators, executors and other legal representatives.

3.6 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same agreement.

3.7 Waiver. No waivers of any breach of this Agreement extended by any party hereto to any other party will be construed as a waiver of any rights or remedies of any other party hereto or with respect to any subsequent breach.

3.8 Notices. All notices required or permitted hereunder will be in writing and will be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications must be sent to the party to be notified at the address as indicated below the party’s signature to this Agreement.

3.9 Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof and no party will be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

IN WITNESS WHEREOF, the parties hereto have executed this VOTING AGREEMENT as of the date first above written.

COMPANY:	INTERMETRO COMMUNICATIONS, INC.

By:
Charles Rice, President

MAJORITY SHARHOLDER:

Charles Rice

INVESTOR:

Signature

Print Name

Title if Applicable